EXHIBIT 10.2
AGREEMENT FOR PURCHASE OF
REAL ESTATE AND RELATED PROPERTY
     THIS AGREEMENT FOR PURCHASE OF REAL ESTATE AND RELATED PROPERTY (this “Agreement”) is made and entered into as of the 14th day of July, 2006, by and between JOHN B. SANFILIPPO & SON, INC., a Delaware corporation (“Seller”), and ARTHUR/BUSSE LIMITED PARTNERSHIP, an Illinois limited partnership (“Purchaser”).
RECITALS:
     A. Seller is the owner of fee simple title to the Premises (as such term is hereinafter defined), and Seller is also the owner of all the other Property (as such term is hereinafter defined).
     B. Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, each upon and subject to the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of and in reliance upon the above Recitals, which are incorporated herein, the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1. PURCHASE AND SALE OF PROPERTY
          Subject to the terms and conditions of this Agreement, Seller shall sell, convey and assign to Purchaser and Purchaser shall purchase all right, title and interest of Seller in the following described property (all of which is hereinafter collectively referred to as the “Property”):
          (a) that certain tract of real estate improved with a portion of a one-story industrial building (the “Building”), located at 2299 Busse Road, Elk Grove Village, Cook County, Illinois which real estate is more particularly described on Exhibit A attached hereto, together with all and singular easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining thereto (collectively, the “Land”). A portion of the Building is located on the Land and the remaining portion of the Building is located on adjacent and contiguous tract of real estate more particularly described on Exhibit B attached hereto (the “Adjacent Property”) and owned by Chicago Title Land Trust Company, not personally, but as successor Trustee (“Trustee”) under Trust Agreement dated February 7, 1979 and known as Trust Number 100628 (the “Trust”), of which the Purchaser is the sole beneficiary, and the Property to be transferred hereunder shall include all of Seller’s right, title and interest in the Building and fixtures (but specifically excluding trade fixtures), whether located on the Land or the Adjacent Property; and
          (b) all right, title and interest of Seller (whether now or hereinafter existing) in and to any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Land or any of it, and all right, title and interest of Seller (whether now or hereafter existing) in and to any award made or to be made as a result or in lieu of condemnation, and in and to any award for damage to the Property or any part thereof by reason of casualty (all of the foregoing being included within the term “Land”); and
          (c) all of the buildings, structures, fixtures (to the extent the same do not constitute real property), facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land, including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, parking lots and facilities, landscaping, roadways, sidewalks, security devices, signs and light fixtures (collectively, the “Improvements”) (the Land and Improvements being collectively referred to as the “Premises”); and
          (d) the carpeting and window treatments and other similar tangible personal property situated in, on, over and under the Premises or used in connection therewith, owned by Seller or in which Seller otherwise has an interest, listed on Exhibit C attached hereto, together with all replacements and substitutions therefor (collectively the “Personal Property”).
     2. PURCHASE PRICE
     The total consideration to be paid by Purchaser to Seller for the Property (the “Purchase Price”) is Two Million and No/100 Dollars ($2,000,000.00), which shall be paid to Seller on the Closing Date (as hereinafter defined).
     3. OPERATION OF PROPERTY THROUGH CLOSING
     From the date of this Agreement through and including the first to occur of (i) the termination of this Agreement or (ii) the Closing Date:
          (a) Except as otherwise provided in this Section 3, Seller shall operate the Property in accordance with its previous practice and custom, and the Property shall be at closing in its present condition, reasonable wear an tear excepted;
          (b) Without the prior written consent of Purchaser, Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein, except that Seller may dispose of fixtures, equipment and tangible personal property, which Seller determines to be worn out, in need of repair or obsolete and which Seller replaces with items of substantially similar utility, nor shall Seller (i) create or consent to the imposition of any lien, lease or tenancy, encumbrance, easement, reservation, limitation, covenant, condition or restriction upon the Property (other than in the ordinary course of business) or (ii) initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property, other than such action as made for the purpose of maintaining the Property in compliance with such rules and regulations as are applicable to all or any part of the Property.
     4. STATUS OF TITLE TO PROPERTY
          (a) State of Title. At Closing, Seller shall convey to Purchaser the entire fee simple estate in and to the Premises by a recordable special warranty deed, subject only to: (i) easements, covenants, restrictions, agreements, encumbrances and liens listed in Exhibit D attached hereto; (ii) the lien of general real estate taxes which are not yet due or payable, (iii) any party wall agreements, (iv) any matters that would be disclosed by a current survey of the Property, (v) that certain Industrial Building Lease Agreement dated June 1, 1985, by and between Trustee, as landlord, and Seller, as tenant, as amended by that certain First Amendment to Industrial Building Lease dated September 29, 1992, that certain Second Amendment to Industrial Building Lease dated March 3, 1995, that certain Third Amendment to Industrial Building Lease effectively dated January 1, 1998, and that certain Fourth Amendment to Industrial Building Lease dated as of April 24, 2006 (as so amended, the “Industrial Building Lease”) and as further amended by the Fifth Lease Amendment (as hereinafter defined), and (vi) any title exceptions arising by reason of acts of the Purchaser or the Trust (the above enumerated exceptions are collectively referred to as the “Permitted Exceptions”).
     5. CLOSING.
          (a) Closing Date. The “Closing” of the transaction contemplated by this Agreement (that is, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at the Chicago loop offices of Chicago Title (or at such other location as agreed upon by the parties) on the date that Purchaser is to close the sale of the Property and the Adjacent Property to an unrelated third party (the “Third Party Purchaser”). The Closing shall occur immediately prior to or simultaneously with the closing of the sale by Purchaser of the Adjacent Property to a Third Party Purchaser as contemplated under Article 12.
          (b) Closing Documents.
               (i) Seller. On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the following:
                    (1) a special warranty deed, subject only to the Permitted Exceptions, in a form reasonably satisfactory to the Third Party Purchaser;
                    (2) Seller’s counterparts to a bill of sale to the (the “Bill of Sale”) in the form attached hereto as Exhibit E;

                    (3) a certification as to the Seller’s non-foreign status which complies with the provisions of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended;
                    (4) that certain Fifth Amendment to Industrial Building Lease in the form attached hereto as Exhibit F (the “Fifth Lease Amendment”) whereby the Industrial Building Lease will either be amended to add the Property to the other property leased to Seller under the Original Lease or terminated pursuant to the terms of the Fifth Lease Amendment;
                    (5) that certain Ground Lease Termination Agreement (the “Ground Lease Termination Agreement”) in the form attached hereto as Exhibit G.
                    (6) all keys for the Property which are in Seller’s possession (which may be delivered to Purchaser at the Property);
                    (7) properly completed transfer tax forms;
                    (8) a counterpart to the closing statement between Seller and Purchaser (the “Closing Statement”); and
                    (9) all other documents reasonably required by Purchaser or Third Party Purchaser in order to perfect the conveyance, transfer and assignment of the Property to Purchaser (or to Third Party Purchaser), and to complete the transactions contemplated hereunder.
               (ii) Purchaser. Purchaser, or its nominee or assignee, shall deliver or cause to be delivered to Seller at Closing: (a) the Purchase Price, (b) Purchaser’s counterparts to the Bill of Sale, (c) lessor’s counterparts to the Fifth Lease Amendment, (d) lessor’s counterparts to the Ground Lease Termination Agreement, (e) Purchaser’s counterparts to the Closing Statement; and (f) all other documents reasonably required by Seller in order to complete the transactions contemplated hereunder.
          (c) Real Estate Taxes. Real Estate Taxes. Seller shall remain fully responsible for the payment of all real estate taxes (including the payment in full of any special assessments confirmed prior to closing) relating to the Property which have accrued prior to closing. Seller shall pay such taxes prior to their due date. Pursuant to the Industrial Building Lease, which the Property will be subject to upon the execution at closing of the Fifth Amendment, Seller hereby acknowledges its obligation to pay when due all real estate taxes and assessments related to the Property which have accrued from and after the Closing in accordance with the terms of the Industrial Building Lease (Seller’s responsibility for accrued real estate taxes under the Industrial Building Lease shall include taxes associated with the portion of the Building located on the Adjacent Property).
          (d) Closing Costs. Purchaser shall be responsible for and shall pay the cost of the State of Illinois, County of Cook, and Elk Grove Village transfer taxes applicable to the conveyance of the deed of the Property and the cost of recording the deed. Notwithstanding anything to the contrary contained herein, Seller and Purchaser shall each be responsible for the fees and costs of their respective attorneys.
          (e) Possession. Upon Closing, Seller shall deliver to Purchaser full and complete possession of the Property, subject only to Seller’s continued rights to possession under the Fifth Amendment to the Industrial Building Lease or any replacement lease for the Property entered into by Seller with the Third Party Purchaser.
     6. CASUALTY LOSS AND CONDEMNATION
          (a) Damage.
               (i) Seller. Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any material damage to or destruction of the Property or any portion thereof prior to Closing by fire or other casualty, Seller may, at its option, by notice to Purchaser given within ten (10) days after Seller notifies Purchaser of such damage or destruction (and if necessary the Closing Date shall be extended to give Seller the full 10-day period to make such election), terminate this Agreement. In the event Seller elects to terminate this Agreement, the terms of the Industrial Building Lease shall govern with respect to such damage or destruction.
               (ii) Purchaser. In the event of any material damage to or destruction of the Property or any portion thereof prior to Closing, Purchaser may, at its option, by notice to Seller given within ten (10) days after Seller notifies Purchaser of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, or (ii) proceed under this Agreement, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. If Purchaser elects (ii) above, Purchaser may extend the Closing Date for up to an additional ten (10) day period in which to obtain insurance settlement agreements with Seller’s insurers, and Seller will cooperate with Purchaser in obtaining the insurance proceeds and such agreements from Seller’s insurers. If the Property is not materially damaged, then Purchaser shall not have the right to terminate this Agreement, but Seller shall, at its cost, repair the damage before the Closing in a manner reasonably satisfactory to Purchaser or if repairs cannot be completed before the Closing, credit Purchaser at Closing for the reasonable cost to complete the repair.
               (iii) Definitions. As used in this Section 6, “material damage” and “materially damaged” means damage (x) reasonably exceeding ten percent (10%) (on a per property or cumulative basis) of the Purchase Price to repair, or (y) which, in Purchaser’s reasonable estimation, will take longer than 180 days to repair.
          (b) Condemnation. In the event any proceedings in eminent domain are contemplated, threatened or instituted by any body having the power of eminent domain with respect to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within ten (10) business days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be extended to give Purchaser the full ten (10) business day period to make such election): (i) terminate this Agreement, or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter.
     7. REPRESENTATIONS AND WARRANTIES.
     (a) Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:
          1. Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing as a Delaware corporation. Seller is in good standing and is qualified to do business in the state where the Property is located. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.
          2. Conflicts and Pending Actions or Proceedings. There is no agreement to which Seller is a party or, to Seller’s knowledge, binding on Seller which is in conflict with this Agreement. To Seller’s knowledge, there is no action or proceeding pending or threatened against Seller or relating to the Property, including, without limitation, any condemnation proceedings, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.
          3. Service Contracts. Attached as Exhibit H hereto is a true and correct listing of all Service Contracts (as defined in Exhibit I attached to this Agreement) to be assumed by Purchaser pursuant to this Agreement.
          4. Violations or Defects. Seller has received no written notice: that the Property or the use thereof violates any governmental law or regulation (including, without limitation, environmental) or any covenants or restrictions encumbering the Property; or from any insurance company or underwriter of any defect that would adversely affect the insurability of the Property or cause an increase in insurance premiums.
          5. Withholding Obligation. Seller’s sale of the Property is not subject to any federal, state or local withholding obligation of Purchaser under the tax laws applicable to Seller or the Property.

          6. No Leases. The Property is not subject to any lease or other occupancy agreement or any related commission or similar agreement (other than the Ground Lease which will be terminated at Closing (see Exhibit G attached hereto) and the Industrial Building Lease.
          7. Seller has delivered to Purchaser true, complete and correct copies of all environmental reports and information concerning the Property in Seller’s possession or control. Seller has not received any written notice concerning any alleged violation of any applicable environmental law, rule or regulation (collectively, the “Environmental Requirements”).
          8. Seller is not a foreign limited partnership, person or other entity within the meaning of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended.
     (b) Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that the following are true, complete and correct as of the date of this Agreement:
          1. Purchaser is duly organized, validly existing and qualified and empowered to conduct its business and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance by Purchaser will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Purchaser is a party or by which it is bound.
          2. The individual executing this Agreement and the instruments referenced herein on behalf of Purchaser has the legal power, right, and actual authority to bind Purchaser to the terms and conditions hereof and thereof.
     (c) In the event that, prior to Closing, Purchaser or Seller discovers or obtains knowledge of a material breach of a representation made by Seller contained in this Agreement, Purchaser may, as its sole and exclusive remedy, either terminate this Agreement (in which event Purchaser shall be relieved of any obligations hereunder, except for any obligations which expressly survive the termination of this Agreement, or waive such breach or proceed to Closing with no reduction in the Purchase Price.
     (d) The representations and warranties set forth in this Article 7 are made as of the Date of this Agreement and are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of six (6) months. Seller and Purchaser shall have the right to bring an action thereon only if Seller or Purchaser, as the case may be, has given the other party written notice of the circumstances giving rise to the alleged breach within such six-month period. Each party agrees to defend and indemnify the other against any claim, liability, damage or expense asserted against or suffered by such other party arising out of the breach or inaccuracy of any such representation or warranty. As used in this Agreement, the terms “knowledge of” or “actual knowledge of” “or “receipt of written notice by” Seller shall mean the actual knowledge of or notice received by Mike

Valentine without any duty of inquiry. Seller shall have no duty to conduct any inquiry in making such representations and warranties, and no knowledge or notice to any other person shall be imputed to Seller or to Mike Valentine.
     8. AS-IS CONDITION.
     Purchaser acknowledges that Purchaser is acquiring the Property in an “AS IS-WHERE IS” condition and “WITH ALL FAULTS” as of the date of this Agreement and of the Closing. Purchaser acknowledges that except as otherwise expressed within this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, employee, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the physical or environmental condition of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. Purchaser agrees to take the Property subject to its existing condition, with full knowledge that if any remedial or preservation work is required in order to conform the Property to the requirements of applicable laws and regulations, Purchaser agrees that if said work is not the responsibility of the Seller as Lessee under the provisions of the Industrial Building Lease (as amended by the Fifth Amendment) to assume such sole responsibility upon the Closing. Further, to the extent that Seller has provided to Purchaser information from any inspection, engineering or environmental reports concerning the Property, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports. Purchaser agrees and acknowledges that, except for Seller’s express representations under Article 7, it has relied and shall rely solely upon the results of Purchaser’s own inspections or other information obtained or otherwise available to Purchaser, rather than any information that may have been provided by Seller to Purchaser. Notwithstanding the above, Seller acknowledges its obligations after closing as Lessee to maintain the Property in accordance with the provisions of the Industrial Building Lease (as amended by the Fifth Amendment), and that Purchaser’s acceptance of the Property in “AS-IS” condition shall not be deemed to create any obligation upon Purchaser, as Lessor, to repair or remedy any existing condition, or to impose upon Purchaser, as Lessor, any additional obligations of repair or maintenance in regard to the Property that are not expressly set forth in said Industrial Building Lease.
     9. BROKERAGE.
     Each party represents and warrants to the other party that it has dealt with no broker or finder in connection with this transaction. Each party indemnifies and holds the other party harmless from and against any and all other claims of all brokers and finders claiming by, through or under said party and in any way related to the sale and purchase of the Property pursuant to this Agreement, including, without limitation, attorneys fees incurred by the other party in connection with such claims. The obligations of the parties under this Section 9 shall survive the termination of this Agreement and the Closing. In the event the Third Party Purchase Agreement contemplated under Article 12 closes,

Purchaser shall be solely responsible for any commission expense associated with the sale of the Property.
     10. DEFAULTS AND REMEDIES
          (a) Notwithstanding anything to the contrary contained in this Agreement, if Seller defaults under this Agreement, at Purchaser’s option, Purchaser may elect as its sole remedy (i) to terminate this Agreement and also declare terminated the Fourth Amendment to Industrial Building Lease dated as of April 24, 2006 (the “Fourth Amendment”), previously executed between the parties, whereupon this Agreement and the Fourth Amendment shall, without further action of the parties, become null and void, and the parties shall be bound by the Industrial Building Lease, without reference or regard to the Fourth Amendment, and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations of the parties under Section 9 of this Agreement; or (ii) Purchaser may sue Seller for specific performance of the sale of the Property in accordance with the terms of this Agreement provided Purchaser shall accept whatever title Seller has to the Property, subject to all liens, encumbrances and other matters affecting title to the Property with no reduction in Purchase Price, and in no event shall Seller be obligated to cure or remove or bond against title defects, liens, encumbrances or other matters affecting.
          (b) Notwithstanding anything to the contrary contained in this Agreement, if Purchaser defaults under this Agreement, Seller may, as its sole remedy, terminate this Agreement, whereupon neither party shall have any further liability or obligation to the other, except for the indemnity obligations of the parties under Section 9 of this Agreement. In the event of a termination of this Agreement due to Purchaser’s default, the Fourth Amendment shall remain in full force and effect.
          (c) No default shall be declared by either party unless the non-defaulting party provides the party in breach a minimum of seven (7) days written notice to cure said default.
     11. MISCELLANEOUS
          (a) Assignment. Neither party hereto shall assign or transfer its interest in this Agreement. Notwithstanding the preceding sentence, Purchaser, upon written notice provided to Seller at least two (2) business days prior to the Closing, may direct Seller to convey the Property to the Trust or any other land trust of which Purchaser is the sole beneficiary or to a Third Party Purchaser as contemplated in Article 12; provided, however, no such directed conveyance shall relieve Purchaser of its obligations hereunder.
          (b) Integrated Agreements. The parties acknowledge that this Agreement has been executed by the parties in conjunction with that certain Master Agreement dated March 24, 2006 (the “Master Agreement”) by and among Seller, Purchaser, 300 East Touhy Limited Partnership, an Illinois Limited Partnership, Chicago Title Land Trust Company, not personally, but as successor Trustee under Trust Agreement dated September 20, 1966 and known as Trust Number 34837, and Chicago

Title Land Trust Company, not personally, but as successor Trustee under Trust Agreement dated February 7, 1979 and known as Trust Number 100628 which contemplates several integrated transactions between said parties, and that this Agreement will be interpreted with the intent that the purposes as expressed in the Master Agreement are fully executed.
          (c) Modification; Prior Agreements. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser. Any prior agreement or understanding between Seller and Purchaser concerning the sale of the Property from Seller to Purchaser is hereby rendered null and void.
          (d) Time is of the Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.
          (e) Headings. The headings of this Agreement are for convenience of reference only and do not in any way limit or amplify the terms and provisions hereof.
          (f) Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.
          (g) Legal Fees. In the event of a default by either party of its obligations under this Agreement, the prevailing party in any action or proceeding in any court in connection therewith shall be entitled to recover from such other party its costs and expenses, including reasonable legal fees and associated court costs.
          (h) Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed effective when (i) delivered personally or (ii) received or refused if sent by certified mail, return receipt requested, postage prepaid, addressed to the intended recipient at the address specified in this subsection, (iii) sent by facsimile transmission, provided that receipt for such facsimile is verified by the sender and followed by notice sent in accordance with one of the other means set forth herein, or (iv) deposited into the custody of a recognized overnight courier or delivery service (such as Federal Express), addressed as follows:

If to Seller:	John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove Village, Illinois 60007
Attention: Mathias Valentine
Fax: 847/593-9608

With a copy to:	Jenner & Block LLP

One IBM Plaza
330 North Wabash Avenue
Chicago, Illinois 60611
Attention: Donald I. Resnick
Fax: 312/840-7656

If to Purchaser:	Arthur/Busse Limited Partnership
2299 Busse Road
Elk Grove Village, Illinois 60007
Attention: Jeff Sanfilippo
Fax: 847/593-9608

With a copy to:	Foote, Meyers, Mielke & Flowers, LLC
416 South Second Street
Geneva, Illinois 60134
Attention: Ted A. Meyers
Fax: 630/845-8982
          (i) Governing Law. This Agreement shall be governed and interpreted in accordance with the internal laws of the State of Illinois.
          (j) Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.
          (k) No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto. This Agreement shall not and is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to Third Party Purchaser as a third party beneficiary or otherwise.
          (l) Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.
          (m) Exhibits. The following exhibits are acknowledged to be attached to and form a part of this Agreement:

Exhibit A	Legal Description of the Property

Exhibit B	Legal Description of the Adjacent Property

Exhibit C	List of Personal Property

Exhibit D	List of Permitted Easements, Covenants, Restrictions, Agreements, Encumbrances and Liens

Exhibit E	Form of Bill of Sale

Exhibit F	Form of Fifth Lease Amendment

Exhibit G	Form of Ground Lease Termination Agreement

Exhibit H	List of Service Contracts

Exhibit I	Sample Inspection/Due Diligence Cooperation Items
     12. CONTINGENCY
     Seller and Purchaser hereby acknowledge and agree that Seller’s obligation to sell the Property to Purchaser in accordance with the terms of this Agreement, and Purchaser’s corresponding obligation to purchase the Property from Seller in accordance with the terms of this Agreement, is expressly contingent upon the closing of a sale of the Property and the Adjacent Property to an unrelated third party prior to the expiration of the Industrial Building Lease. Seller acknowledges that Purchaser is negotiating for the sale of the Property and the Adjacent Property to a third party purchaser (the “Third Party Purchase Agreement”). Seller agrees to fully cooperate with Purchaser in regard to compliance with all customary and reasonable inspection and due diligence provisions that are contained in any Third Party Purchase Agreement executed by Purchaser (a sample for illustration purposes of such customary inspection and due diligence provisions are set forth in Exhibit I), provided any such inspection or due diligence activities shall not unreasonably interfere with the operation of Seller’s business on the Property. In addition, Seller agrees to cooperate, at no cost or expense to Seller, in all respects in regard to the sale by Purchaser to a third party purchaser, and Seller shall execute all documents contemplated hereunder (including the closing documents set forth in Article 5 above) in a form reasonably necessary for Purchaser to comply with its obligations under any Third Party Purchase Agreement.
     13. REPRESENTATIONS. WARRANTIES AND COVENANTS WITH RESPECT TO THE USA PATRIOT ACT.
     All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) (as amended, the “Patriot Act”) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including, but not limited to, Executive Order 13224 effective September 24, 2001, are hereinafter collectively referred to as the “Patriot Rules” and are incorporated into this paragraph.
     Purchaser hereby represents and warrants to Seller and Seller hereby represents and warrants to Purchaser that each and every “person” or “entity” affiliated with the respective party or that has an economic interest in the respective party or that has or will have an interest in the transaction contemplated by this Agreement or in any property that is the subject matter of this Agreement or will participate, in any manner whatsoever, in the purchase of the Property, is:
     (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224;

     (ii) in full compliance with the requirements of the Patriot Rules and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”);
     (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Rules and available to Seller for Seller’s review and inspection during normal business hours and upon reasonable prior notice;
     (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Rules;
     (v) not listed as a Specially Designated Terrorist or as a blocked person on any lists maintained by the OFAC pursuant to the Patriot Rules or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Rules or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Rules;
     (vi) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Rules; and
     (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any person or entity named in the Annex or any other list promulgated under the Patriot Rules or any other person who has been determined to be subject to the prohibitions contained in the Patriot Rules.
     Each party covenants and agrees that in the event it receives any notice that it or any of its beneficial owners or affiliates or participants become listed on the Annex or any other list promulgated under the Patriot Rules or indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, the party receiving the notice shall immediately notify the other and, in such event, this Agreement shall automatically be deemed terminated, in which event all Earnest Money shall be returned to Purchaser and the parties shall have no further rights or obligations under this Agreement, except for all other rights, liabilities or obligations that survive a termination of this Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first written above.

SELLER:

JOHN B. SANFILIPPO & SON, INC., a Delaware corporation

By: Name:	/s/ William R. Pokrajac William R. Pokrajac
Its: Vice President of Finance

PURCHASER:

ARTHUR/BUSSE LIMITED PARTNERSHIP, an Illinois limited partnership

By: Name:	/s/ Mathias A. Valentine Mathias A. Valentine
Its: Vice President, Arthur/Busse Properties, Inc., an Illinois Corporation, as General Partner

EXHIBIT A
Legal Description of the Land
LOT 2 IN SANFILIPPO RESUBDIVISION BEING A RESUBDIVISION IN THE SOUTH HALF OF THE SOUTHWEST QUARTER OF SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.
PIN: 08-35-301-068
Exhibit A - 1

EXHIBIT B
Legal Description of the Adjacent Property
PARCEL 1:
LOT 1 IN SANFILIPPO RESUBDIVISION BEING A RESUBDIVISION IN THE SOUTH HALF OF THE SOUTHWEST QUARTER OF SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.
PARCEL 2:
LOT 397 IN CENTEX INDUSTRIAL PARK UNIT 244, BEING A SUBDIVISION IN THE SOUTH WEST 1/4 OF SECTION 35, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED APRIL 22, 1980, AS DOCUMENT NO. 25432391.
Exhibit B - 1

EXHIBIT C
List of Personal Property
None.

EXHIBIT D
List of Permitted Easement, Liens and Encumbrances
[To be attached]

EXHIBIT E
Form of Bill of Sale
BILL OF SALE AND GENERAL ASSIGNMENT
     THIS BILL OF SALE AND GENERAL ASSIGNMENT is made as of this ___ day of                      200___ by and among JOHN B. SANFILIPPO & SON, INC., (“Assignor”), and ARTHUR/BUSSE LIMITED PARTNERSHIP, an Illinois limited partnership (“Assignee”).
     Concurrently with the execution and delivery hereof, Assignor is conveying to Assignee, pursuant to a document titled “Agreement for Purchase of Real Estate and Related Property” (the “Purchase Agreement”), all of its right, title, and interest in and to that certain tract of land together with those improvements owned by Assignor in a Building constructed by Assignor thereon lying, as well as in that portion of the Building lying upon the Adjacent Property (which Adjacent Property is owned by Assignee), and being situated in the County of Cook and State of Illinois and being more particularly described said Purchase Agreement and made a part hereof (the “Property”).
     Assignor desires to hereby assign, transfer, set over and deliver directly to Assignee, all of its right, title, and interest in and to the following assets appurtenant to or in any way related to the Building and Property.
     NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby SELL, ASSIGN, TRANSFER, SET OVER and DELIVER to Assignee, its successors and assigns, all of its right, title, and interest in all of the following, which are collectively referred to herein as the “Assigned Properties”:
     A. All of Assignor’s right, title and interest in, to and under any and all personal property, including, without limitation, all carpeting, window treatments and other similar personal property situated in, on, over and under the Property or used in connection therewith, owned by Assignor as set forth on Exhibit A attached hereto and made a part hereof (the “Personal Property”);
     B. All of Assignor’s interest in and to all assignable use, occupancy, building and operating permits, licenses and approvals, if any, issued from time to time with respect to the Property;
     C. All of Assignor’s interest in and to all existing and assignable guaranties and warranties (express or implied), if any, issued in connection with the construction, alteration and repair of the Property;
     TO HAVE AND TO HOLD the same, subject as aforesaid, unto Assignee, its successors and assigns.
     Assignor warrants to Assignee that it has good title to the Personal Property and that the Assigned Properties are not subject to any lien or claim of any kind. ASSIGNOR MAKES NO
Exhibit E - 1

REPRESENTATIONS OR WARRANTIES AS TO THE CONDITION OF THE PROPERTY OR THE ASSIGNED PROPERTIES OR THE SUITABILITY THEREOF FOR ANY PURPOSE THAT ASSIGNEE MAY DESIRE TO USE IT. ASSIGNOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES AS TO MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE CONDITION OF THE ASSIGNED PROPERTIES. ASSIGNOR HAS EXECUTED THIS BILL OF SALE AND GENERAL ASSIGNMENT AND HAS SOLD, ASSIGNED, TRANSFERED, SET OVER AND DELIVERED TO ASSIGNEE THE ASSIGNED PROPERTIES AS IS AND WHEREVER LOCATED, WITH ALL FAULTS.
     This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale and General Assignment to be executed as of the day and year first above written.

ASSIGNOR:

JOHN B. SANFILIPPO & SON, INC., a Delaware corporation

By: Name:	/s/ William R. Pokrajac William R. Pokrajac
Its:	Vice President of Finance

ASSIGNEE:

ARTHUR/BUSSE LIMITED PARTNERSHIP, an Illinois limited partnership

By: Name:	/s/ Mathias A. Valentine Mathias A. Valentine
Its: Vice President, Arthur/Busse Properties, Inc., an Illinois Corporation, as General Partner

EXHIBIT A TO EXHIBIT E
List of Personal Property
None.

EXHIBIT F
Form of Fifth Lease Amendment
FIFTH AMENDMENT TO INDUSTRIAL BUILDING LEASE
     This FIFTH AMENDMENT TO INDUSTRIAL BUILDING LEASE (this “Amendment”), is made as of the ___ day of                     , 2006 by and between CHICAGO TITLE LAND TRUST COMPANY, not personally, but as successor Trustee under Trust Agreement dated February 7, 1979 and known as Trust Number 100628 (“Lessor”), and JOHN B. SANFILIPPO & SON, INC., a Delaware corporation (“Lessee”).
RECITALS
     A. Lessor and Lessee are parties to that certain Industrial Building Lease dated June 1, 1985 (the “Original Lease”), as amended by that certain First Amendment to Industrial Building Lease dated September 29, 1992 (the “First Amendment”), that certain Second Amendment to Industrial Building Lease dated March 3, 1995 (the “Second Amendment”), that certain Third Amendment to Industrial Building Lease effectively dated January 1, 1998 (the “Third Amendment”) and that certain Fourth Amendment to Industrial Building Lease dated as of April 24, 2006 (the “Fourth Amendment”) (the Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment and the Fourth Amendment is hereinafter referred to as the “Industrial Lease”), pursuant to which Lessee leases from Lessor and Lessor leases to Lessee certain real property and the improvements located thereon commonly known as 2299 Busse Road and 1717 Arthur Avenue, all located in Elk Grove Village, Illinois, as more particularly described in the Lease (the “Existing Premises”).
     B. Simultaneously with the execution of this Amendment, Lessee is:
(i) conveying to Lessor, Arthur/Busse (as hereinafter defined), or their designee, fee simple title to certain real property and any and all improvements located thereon, located in Elk Grove Village, Illinois and more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”) pursuant to that certain Agreement for Purchase of Real Estate and Related Property dated as of April ___, 2006 (the “Purchase Agreement”) by and between Lessee, as seller, and Arthur/Busse Limited Partnership (“Arthur/Busse”), as purchaser.
(ii) terminating with Lessor a certain Ground Lease and conveying to Lessor all of Lessee’s right, title and interest in a portion of an industrial building constructed by Lessee but located on Lessor’s real estate, said property subject to said Ground Lease more particularly described in Exhibit B attached hereto and made a part hereof.
     The real estate described in Exhibit A, and the building and improvements located on the real estate described in Exhibit A and B shall be referred to as the “Additional Premises”.

     C. Lessor and Lessee desire to include the Additional Premises as part of the Existing Premises leased under the Industrial Lease upon the terms and conditions contained herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENTS
     1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Industrial Lease.
     2. Additional Premises. As of the date hereof, notwithstanding anything to the contrary in the Industrial Lease, the definition of Premises (as defined on page 1 of the Original Lease) shall be enlarged by adding the Additional Premises to the Existing Premises and all references to the “Premises” or other terms of similar meaning in the Industrial Lease shall be deemed to included and shall, in fact, included the Existing Premises and Additional Premises for all purposes of the Industrial Lease. The Additional Premises shall be leased from Lessor to Lessee upon all the same terms and conditions as contained in the Industrial Lease, as amended hereby.
     3. Real Estate Taxes. Lessee acknowledges that Lessor has entered into a contract for the sale of the Leased Premises and other property to Prologis (the “Prologis Sale Contract”). In the event the sale of the Premises to Prologis pursuant to the Prologis Sale Contract proceeds to closing, Lessor shall promptly return, or caused to be returned, to Lessee any and all deposits for general real estate taxes and assessments being held by Lessor or Lessor’s mortgagee pursuant to Section 11.1 of the Industrial Lease. Notwithstanding the termination of the Industrial Lease pursuant to Section 5 of this Amendment, Lessee shall remain liable for the payment of, and hereby indemnifies and holds harmless Lessor from and against, all real estate taxes accruing prior to the termination of the Industrial Lease.
     4. Increased Rent. Upon the execution of this Amendment, the base rent shall be increased based on the addition of 68,052 square feet of Additional Premises at a base rent rate for the Additional Premises of $                     per square foot. [TO BE INSERTED: THE LESSER OF $4.00 OR THE DOLLAR AMOUNT TO BE PAID UNDER PROLOGIS LEASE] The base rent shall not be further modified during the remaining term of the Industrial Lease.
     5. Termination. Notwithstanding anything to the contrary in the Industrial Lease or this Amendment, the Industrial Lease shall terminate and be of no further force and effect in the event the pending contract between Lessor and Prologis (which includes a new lease with JBSS) closes.
     6. Ratification. Except as and to the extent modified by this Amendment, the Industrial Lease and all of the terms, conditions and provisions thereof shall, in all respects, remain unmodified and unchanged and are hereby reaffirmed, ratified and confirmed and shall remain in full force and effect.

     7. Conflict or Inconsistency. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Industrial Lease, the terms of this Amendment shall prevail.
     8. Binding Effect. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, personal representatives and assigns.
     9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. Documents and signatures transmitted via facsimile shall be considered original signatures for purposes of creating a valid and binding agreement.
     10. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Illinois.
     11. Entire Agreement. This Amendment is made up of the body of the agreement and the exhibits and schedules attached hereto, if any, all of which are hereby incorporated by reference into the body hereof. There are no other agreements between the parties with respect to the matters covered by this Amendment, and any prior agreements with respect to such matters are superseded, except to the extent any provision of this Amendment provides otherwise.
     12. Headings. The headings of this Amendment are for convenience of reference only and do not in any way limit or amplify the terms and provisions hereof.
     13. Limitation of Liability. This Amendment is joined and executed by Chicago Title Land Trust Company, not personally but as trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated February 7, 1979 and known as Trust Number 100628 to all provisions of which Trust Agreement this Agreement is expressly made subject. It is expressly understood and agreed that nothing herein contained shall be construed as creating any liability whatsoever against said Trustee personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenants, either express or implied, herein contained, or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee of every sort, if any, is hereby expressly waived by Lessee, and that so far as said Trustee is concerned the owner of any indebtedness or liability accepting hereunder shall look solely to the Premises for payment thereof. It is expressly understood and agreed that said Trustee has no agents or employees and merely holds legal title to the Premises; that said Trustee has no control over, and under this Amendment assumes no responsibility for (1) the management or control of the Premises, (2) the upkeep, inspection, maintenance or repair of the Premises, (3) the collection of rents or rental of the Premises, or (4) the conduct of any business which is carried on the Premises.

[Signature page follows]

     In witness whereof, the parties have executed this Amendment as of the date first above written.

LESSOR:

CHICAGO TITLE LAND TRUST COMPANY, not personally, but as Successor Trustee under Trust Agreement dated February 7, 1979 and known as Trust Number 100628

By:	/s/ Sheila Davenport

Name:	Sheila Davenport
Its:	Assistant Vice President

LESSEE:

JOHN B. SANFILIPPO & SON, INC., a Delaware corporation

By:	/s/ William R. Pokrajac

Name:	William R. Pokrajac
Its:	Vice President of Finance

EXHIBIT A
Legal Description of the Property Being Sold
LOT 2 IN SANFILIPPO RESUBDIVISION BEING A RESUBDIVISION IN THE SOUTH HALF OF THE SOUTHWEST QUARTER OF SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.
EXHIBIT B
Legal Description of the Property Subject to Ground Lease
THAT PART OF LOT 1 IN SANFILIPPO RESUBDIVISION BEING A RESUBDIVISION IN THE SOUTH HALF OF THE SOUTHWEST QUARTER OF SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, TOGETHER WITH THAT PART OF LOT 397 IN CENTEX INDUSTRIAL PARK UNIT 244 BEING A SUBDIVISION IN THE SOUTHWEST QUARTER OF SECTION 35 AFORESAID DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF LOT 1; THENCE SOUTH 00°15’44” WEST 400.0 FEET TO A CORNER OF SAID LOT; THENCE NORTH 89°48’57” WEST ALONG A SOUTH LINE OF SAID LOT 8.0 FEET TO A CORNER OF SAID LOT; THENCE SOUTH 00°11’03” WEST ALONG AN EAST LINE OF SAID LOT, 25.0 FEET TO THE SOUTHEAST CORNER OF SAID LOT; THENCE SOUTH 89°48’56” EAST ALONG THE NORTH LINE OF LOT 397 AFORESAID 218.19 FEET; THENCE SOUTH 00°09’36” WEST 19.0 FEET; THENCE NORTH 89°46’18” WEST 230.03 FEET; THENCE NORTH 00°10’42” EAST 443.90 FEET TO THE NORTH LINE OF LOT 1; THENCE SOUTH 89°48’57” EAST ALONG SAID NORTH LINE 20.42 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

EXHIBIT G
Form of Ground Lease Termination Agreement
GROUND LEASE TERMINATION AGREEMENT
     This GROUND LEASE TERMINATION AGREEMENT (this “Termination”), is made as of the ___ day of                      2006 by and between CHICAGO TITLE LAND TRUST COMPANY, not personally, but as successor Trustee under Trust Agreement dated February 7, 1979 and known as Trust Number 100628 (“Lessor”), and JOHN B. SANFILIPPO & SON, INC., a Delaware corporation (“Lessee”).
RECITALS
     C. Lessor and Lessee are parties to that certain Ground Lease dated January 1, 1995 (the “Ground Lease”), pursuant to which Lessee ground leases from Lessor, and Lessor ground leases to Lessee, certain real property containing approximately 12,849 square feet, located in Elk Grove Village, Illinois and more particularly described in the Ground Lease (the “Leased Premises”).
     D. The Lease Premises are improved with certain improvements situated thereon, including but not limited to, a portion of an industrial building (collectively, the “Improvements”).
     E. Pursuant to the terms of Section 19 of the Ground Lease, fee title to the Improvements located on the Leased Premises is vested in Lessee.
     F. Lessor and Lessee desire to terminate the Ground Lease effective as of the date hereof upon the terms and conditions contained herein, and in connection thereto, to provide for the conveyance of the Improvements from Lessee to Lessor.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Ground Lease shall be terminated in accordance with the following terms and conditions:
AGREEMENTS
     1. Recitals. The foregoing recitals are acknowledged to be accurate and are incorporated herein by reference.
     2. Termination. The Ground Lease is hereby terminated as of the date hereof (the “Effective Date”) and is null and void and of no further force and effect. From and after the Effective Date, Lessee shall have no further obligations under the Ground Lease and Lessor hereby acknowledges that Lessee is released from any and all obligations under the Ground Lease.
     3. Removal and Conveyance of Improvements. Notwithstanding anything in Sections 15 and 19 of the Ground Lease to the contrary, Lessee shall have no obligation to remove the Improvements or any additions or other property placed on the Leased Premises, except for its personal property, equipment and trade fixtures used by Lessee in the conduct of its business. Upon execution of this Termination, Lessee shall convey all of its right, title and interest in and to the Improvements to Lessor by delivering to Lessor a quitclaim deed in the form attached hereto as Exhibit A.
     4. No Default. Lessor represents and warrants that Lessee is not in default of its obligations under the Ground Lease and that no third party consent is required for the transaction contemplated by this Termination.
     5. Binding Effect. The provisions of this Termination shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, personal representatives and assigns.
     6. Counterparts. This Termination may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. Documents and signatures transmitted via facsimile shall be considered original signatures for purposes of creating a valid and binding agreement.
     7. Governing Law. This Termination shall be governed by and construed under the laws of the State of Illinois.
     8. Integrated Agreements. The parties acknowledge that this Termination has been executed by the parties in conjunction with that certain Master Agreement dated March 24, 2006 (the “Master Agreement”) by and among Lessor, Lessee, Arthur/Busse Limited Partnership, an Illinois limited partnership, 300 East Touhy Limited Partnership, an Illinois limited partnership, and Chicago Title Land Trust Company, not personally, but as successor Trustee under Trust Agreement dated September 20, 1966 and known as Trust Number 34837, which contemplates several integrated transactions between said parties, and that this Termination will be interpreted with the intent that the purposes as expressed in the Master Agreement are fully executed
     9. Severability. If any clause, phrase, provision, sentence, condition or other portion of this Termination is held to be invalid or unenforceable, the remaining portion of the Termination shall not be affected thereby and such remaining portions shall remain in full force and effect.
     10. Headings. The headings of this Termination are for convenience of reference only and do not in any way limit or amplify the terms and provisions hereof.
     11. Limitation of Liability. This Termination is joined and executed by Chicago Title Land Trust Company, not personally but as trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated February 7, 1979 and known as Trust

Number 100628 to all provisions of which Trust Agreement this Termination is expressly made subject. It is expressly understood and agreed that nothing herein contained shall be construed as creating any liability whatsoever against said Trustee personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenants, either express or implied, herein contained, or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee of every sort, if any, is hereby expressly waived by Lessee, and that so far as said Trustee is concerned the owner of any indebtedness or liability accepting hereunder shall look solely to the Premises for payment thereof. It is expressly understood and agreed that said Trustee has no agents or employees and merely holds legal title to the Leased Premises; that said Trustee has no control over, and under this Termination assumes no responsibility for (1) the management or control of the Leased Premises, (2) the upkeep, inspection, maintenance or repair of the Leased Premises, (3) the collection of rents or rental of the Leased Premises, or (4) the conduct of any business which is carried on the Leased Premises.
[Signature page follows]

     In witness whereof, the parties have executed this Termination as of the date first above written.

LESSOR:

CHICAGO TITLE LAND TRUST COMPANY, not personally, but as Successor Trustee under Trust Agreement dated February 7, 1979 and known as Trust Number 100628

By:	/s/ Sheila Davenport

Name:	Sheila Davenport
Its:	Assistant Vice President

LESSEE:

JOHN B. SANFILIPPO & SON, INC., a Delaware corporation

By: Name:	/s/ William R. Pokrajac William R. Pokrajac
Its:	Vice President of Finance

EXHIBIT A
Form of Quitclaim Deed

THIS INSTRUMENT PREPARED BY AND AFTER RECORDING RETURN TO:

Vito M. Pacione, Esq.
Jenner & Block LLP
One IBM Plaza
Chicago, IL 60611

MAIL TAX BILLS TO:

Above Space for Recorder’s Use Only
QUITCLAIM DEED
     THE GRANTOR, JOHN B. SANFILIPPO & SON, INC., a Delaware corporation, having an address of 2299 Busse Road, Elk Grove Village, Illinois 60007, for the consideration of TEN and no/100 DOLLARS ($10.00), and other good and valuable consideration in hand paid, CONVEYS and QUIT CLAIMS to CHICAGO TITLE LAND TRUST COMPANY, not personally, but as successor Trustee under Trust Agreement dated February 7, 1979 and known as Trust Number 100628, having an address of 171 North Clark Street, 4th Floor, Chicago, Illinois 60601, all of Grantor’s right, title and interest in and to all of the improvements located on and appurtenances attached to that certain the parcel of land situated in situated in the County of Cook in the State of Illinois, legally described on Exhibit A attached hereto and made a part hereof.
     TO HAVE AND TO HOLD said improvements forever.
     Grantor hereby makes no warranties of any kind or nature whatsoever with respect to the improvements conveyed by this Quitclaim Deed, whether express or implied, any and all such warranties being expressly disclaimed.

Permanent Real Estate Index Number:

Address of Real Estate:	2299 Busse Road, Elk Grove Village, Illinois 60007
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, said Grantor has caused its name to be signed to these presents this ___ day of                     , 2006.

JOHN B. SANFILIPPO & SON, INC., a Delaware corporation

By:
Name:
Its:

Exempt under provisions of Section 31-45, Paragraph (e), Real Estate Transfer Tax Act (35 ILCS 200/31, et. seq.)

JOHN B. SANFILIPPO & SON, INC., a Delaware corporation

By:
Name:
Its:

Date: , 2006

STATE OF ILLINOIS	)
	)	SS
COUNTY OF COOK	)
     I,                                                                                  , a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                          the                                            of John B. Sanfilippo & Son, Inc., a Delaware corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as                                          of said corporation, as the free and voluntary act of said corporation, for the uses and purposes therein set forth.
     GIVEN under my hand and official seal this ___ day of                     , 2006.

My Commission Expires:

Notary Public
{SEAL}

EXHIBIT A
Legal Description
THAT PART OF LOT 1 IN SANFILIPPO RESUBDIVISION BEING A RESUBDIVISION IN THE SOUTH HALF OF THE SOUTHWEST QUARTER OF SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, TOGETHER WITH THAT PART OF LOT 397 IN CENTEX INDUSTRIAL PARK UNIT 244 BEING A SUBDIVISION IN THE SOUTHWEST QUARTER OF SECTION 35 AFORESAID DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF LOT 1; THENCE SOUTH 00°15’44” WEST 400.0 FEET TO A CORNER OF SAID LOT; THENCE NORTH 89°48’57” WEST ALONG A SOUTH LINE OF SAID LOT 8.0 FEET TO A CORNER OF SAID LOT; THENCE SOUTH 00°11’03” WEST ALONG AN EAST LINE OF SAID LOT, 25.0 FEET TO THE SOUTHEAST CORNER OF SAID LOT; THENCE SOUTH 89°48’56” EAST ALONG THE NORTH LINE OF LOT 397 AFORESAID 218.19 FEET; THENCE SOUTH 00°09’36” WEST 19.0 FEET; THENCE NORTH 89°46’18” WEST 230.03 FEET; THENCE NORTH 00°10’42” EAST 443.90 FEET TO THE NORTH LINE OF LOT 1; THENCE SOUTH 89°48’57” EAST ALONG SAID NORTH LINE 20.42 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.
STATEMENT BY GRANTOR AND GRANTEE
The Grantor or his Agent affirms that, to the best of her knowledge, the name of the Grantor shown on the Deed or Assignment of Beneficial Interest in a land trust is either a natural person, an Illinois corporation or foreign corporation authorized to do business or acquire and hold title to real estate in Illinois, a partnership authorized to do business or acquire and hold title to real estate in Illinois, or other entity recognized as a person and authorized to do business or acquire title to real estate under the laws of the State of Illinois.

Dated: February ___, 2006	Signature:
Grantor or Agent
Subscribed and sworn to before
me by the said Grantor or Agent this ___ day
of February, 2006.
Notary Public                                                                                                         [Seal]
The Grantee or his Agent affirms that, to the best of her knowledge, the name of the Grantee shown on the Deed or Assignment of Beneficial Interest in a land trust is either a natural person, an Illinois corporation or foreign corporation authorized to do business or acquire and hold title to real estate in Illinois, a partnership authorized to do business or acquire and hold title to real estate in Illinois, or other entity recognized as a person and authorized to do business or acquire and hold title to real estate under the laws of the State of Illinois.

Dated: February ___, 2006	Signature:
Grantee or Agent
Subscribed and sworn to before
me by the said Grantee or Agent this ___ day
of February, 2006.
Notary Public                                                                                                        [Seal]

NOTE:	Any person who knowingly submits a false statement concerning the identity of a grantee shall be guilty of a Class C misdemeanor for the first offense and of a Class A misdemeanor for subsequent offenses.
[Attach to deed or ABI to be recorded in Cook County, Illinois, if exempt under provisions of Section 4 of the Illinois Real Estate Transfer Tax Act.]

EXHIBIT H
List of Service Agreements Assumed by Purchaser

Name of Provider:	Services:	Fee:

AGA	Vessel Rental	$1,575.00/month

Building Starts	Office Cleaning	$2,437.00/month

EXHIBIT I
Sample of Inspection/Due Diligence Cooperation Items
     In conjunction with any Third Party Purchase Agreement, Seller shall provide full cooperation to Purchaser’s Third Party Purchaser in regard to due diligence items, including, but not limited to, the following (to the extent such items are in Seller’s possession or control, Seller shall provide to Third Party Purchaser any information requested within 5 business days after request):

     (a) Operating Expense Detail. Operating expense detail of the Property for the 36 months preceding this Agreement (“Operating Statements”);
     (b) Tax Statements. Copies or a summary of ad valorem tax statements relating to the Property for the current year or other current tax period (if available) and for the 24 months preceding this Agreement;
     (c) Service Contracts. A list together with copies of all management, service, supply, equipment rental, and other contracts related to the operation of the Property (“Service Contracts”);
     (d) Maintenance Records. All available maintenance work orders for the 12 months preceding this Agreement;
     (e) List of Capital Improvements. A list of all capital improvements known to the Seller and performed on the Property within the 24 months preceding this Agreement;
     (f) Reports. Any other reports, studies, documents or information (including, without limitation, environmental and soils reports) in Seller’s possession or control related to the Property;
     (g) Plans; Governmental Approvals. All construction plans and specifications in Seller’s possession relating to the original development of the Property and any major capital repairs or tenant improvements, temporary and final certificates of occupancy (tenant and Seller) and all other governmental permits and approvals applicable to the Property;
     (h) Existing Title and Survey Documents. Copy of Seller’s existing title insurance policy and any existing ALTA “as-built” survey of the Property;
     (i) Notices of Violations. Notices (i) of violations of any governmental law or regulation or any covenants or restrictions encumbering the Property or any physical defect in the Improvements, or (ii) from any insurance company or underwriter of any defect that would adversely affect the insurability of the Property or cause an increase in insurance premiums; and
     (j) Litigation. Notices of any action or proceeding pending or, to Seller’s knowledge, threatened against Seller or relating to the Property, including, without limitation, any condemnation proceedings, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.
Seller shall grant Third Party Purchaser reasonable access to the Property for the purpose of conducting surveys, architectural, engineering, geotechnical and environmental inspections and tests (including intrusive inspection and sampling), and any other inspections, studies, or tests reasonably required by Purchaser. Third Party Purchaser shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all claims and liabilities asserted against Seller as a result of any such entry by Third Party Purchaser, its agents, employees or representatives. If any inspection or test disturbs the Property, Third Party

Purchaser will restore the Property to the same condition as existed prior to any such inspection or test. Third Party Purchaser and its agents, employees, and representatives shall have a continuing right of reasonable access to the Property during the pendency of any Third Party Purchase Agreement for the purpose of examining and making copies of all books and records and other materials relating to the Property in Seller’s or its property manager’s possession and Third Party Purchaser shall have the right to conduct a “walk-through” of the Property prior to the Closing upon appropriate notice to tenants as permitted under the Leases. In the course of its investigations, Third Party Purchaser may make inquiries to third parties, including, without limitation, tenants, lenders, contractors, property managers, parties to Service Contracts and municipal, local and other government officials and representatives, and Seller consents to such inquiries. The obligations of the Third Party Purchaser under this paragraph shall survive the termination of the Agreement.